UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The following is a description of the Altera Corporation (“Altera”) 2008 Executive Bonus Plan (the “Bonus Plan”) provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

On January 7, 2008, the Compensation Committee of the Board of Directors of Altera adopted the Altera Bonus Plan for the 2008 fiscal year. The purpose of the Bonus Plan is to promote the interests of Altera and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as help Altera attract and retain key employees by providing attractive compensation opportunities linked to performance results.

Our Chief Executive Officer, Chief Financial Officer, the three other most-highly-compensated officers, all other officers, as well as other key employees, are eligible to participate in the Bonus Plan.

Bonuses payable to our CEO and other officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the “Executive Officers”) under the Bonus Plan will be determined by the Compensation Committee.

The target and maximum payouts, both of which are a percentage of base salary, that may be earned by each of our Executive Officers are as follows:

POSITION	TARGET %	MAXIMUM PAYOUT %
CEO	100	200
CFO	60	120
SENIOR VICE PRESIDENT	60	120
VICE PRESIDENT	50	100

Under the Bonus Plan, actual payouts to the Executive Officers will be determined by the Compensation Committee based on a formula that takes into account (1) operating income as a percentage of revenue for 2008 (the “Financial Performance Metric”) and (2) individual performance (the “Individual Performance Metric”). The Financial Performance Metric will determine the Potential Payout percentage (as specified in the table below) that may be earned by an Executive Officer, and the Individual Performance Metric will then be applied as a multiplier to determine the actual payout. The formula which the Compensation Committee will use to calculate the actual payouts to the Executive Officers (which are subject to the Maximum Payout Percentages specified above) is as follows:

Base Salary * (Target % * Potential Payout % * Individual Performance Metric %) = Actual Payout.

The Financial Performance Metric under the Bonus Plan will be operating income as a percentage of revenue for 2008. Operating income is defined as earnings before income, interest expense, and taxes. The Compensation Committee shall have discretion to exclude from the calculation of the Financial Performance Metric significant, non-recurring items. The Potential Payout Percentage will be calculated based on the following table:

Operating Income as % of Revenue	Potential Payout %
Less than 22	0
22	20
23	30
24	50
25	70
26	90
27	100
28	130
29	160
30	190
31 or higher	200

If the results of the Financial Performance Metric do not appear on the above table, the Potential Payout Percentage shall be calculated on a proportional basis. For example, if 2008 operating income as a percentage of revenue is 25.5%, the Potential Payout Percentage will be 80%.

The Individual Performance Metric will be determined by the Compensation Committee as follows:

•

70% will be based on the individual’s performance against specific goals that have been approved by the Board of Directors in the case of the CEO and by the Compensation Committee in the case of other Executive Officers. Individual performance goals may have different weightings.

•	30% will be based on the Compensation Committee’s subjective assessment of the overall performance of each Executive Officer.

The Individual Performance Metric may range from 0-125%. In evaluating the performance of the Executive Officers other than the CEO, the Compensation Committee will take into account the CEO’s evaluation of whether an individual has met his or her performance goals and the CEO’s subjective assessment of overall performance. In evaluating the performance of the CEO, the Compensation Committee may take into account the CEO’s self-assessment as well as the assessment of the independent members of the Board of Directors. The Compensation Committee’s determination as to whether individual performance goals have been met may be subjective in nature.

Payment of bonuses (if any) will be made in February or early March of 2009. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel, and Secretary

Dated: January 11, 2008